UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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Appliance Recycling Centers of America, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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APPLIANCE RECYCLING CENTERS OF AMERICA, INC.

7400 Excelsior Boulevard

Minneapolis, Minnesota 55426

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD MAY 5, 2005

TO OUR SHAREHOLDERS:

The annual meeting of the shareholders of Appliance Recycling Centers of America, Inc. will be held on Thursday, May 5, 2005 at 3:30 p.m., at the Appliance Recycling Centers of America, Inc. corporate offices located at 7400 Excelsior Boulevard, Minneapolis, Minnesota 55426.  At the meeting, shareholders will act on the following matters:

•      Proposal One: The election of three directors to serve for a term of one year expiring at the 2006 annual meeting of shareholders.

•      To transact such other business as may properly come before the annual meeting or any adjournment or postponement of the meeting.

Only shareholders of record at the close of business on March 18, 2005 are entitled to notice of and to vote at the annual meeting and any adjournment or postponement of the meeting.

Each of you is invited and urged to attend the annual meeting in person if possible.  Whether or not you are able to attend in person, you are requested to date, sign and return promptly the enclosed proxy in the envelope enclosed for your convenience or vote your proxy by using our internet voting service at “http://www.eproxy.com/arci/”.

By Order of the Board of Directors

Denis E. Grande, Secretary

April 1, 2005

TABLE OF CONTENTS

SOLICITATION OF PROXIES

ABOUT THE MEETING

What is the purpose of the annual meeting?
Who is entitled to vote?
Who can attend the meeting?
What constitutes a quorum?
How do I vote?
Can I change my vote after I return my proxy card or my internet vote?
What are the Board’s recommendations?
What vote is required to approve each Proposal?
Who will count the vote?
What does it mean if I receive more than one proxy card?
How will voting on any other business be conducted?
When are shareholder proposals for the 2006 annual meeting of shareholders due?
Who pays for the cost of this proxy solicitation?

COMMON STOCK OWNERSHIP

Beneficial Ownership of Common Stock
Section 16(a) Beneficial Ownership Reporting Compliance

PROPOSAL ONE — ELECTION OF DIRECTORS

General Information
Nominees
Actions and Committees of the Board of Directors
Report of the 2004 Audit Committee
Independent Registered Public Accounting Firm
Fees Paid to Auditors by the Company During Most Recent Fiscal Years
Board Practice Related to Nominations of Directors
Report of the 2004 Compensation and Benefits Committee
Compensation of Directors
Board Contact Information
Information Concerning Officers and Key Employees Who Are Not Directors
Executive Compensation
Stock Options Granted and Exercised in Last Fiscal Year
Stock Option Plans
Certain Relationships and Transactions
Performance Graph

OTHER MATTERS

APPLIANCE RECYCLING CENTERS OF AMERICA, INC.

7400 Excelsior Boulevard

Minneapolis, Minnesota 55426

PROXY STATEMENT

SOLICITATION OF PROXIES

This proxy statement contains information related to the annual meeting of shareholders of Appliance Recycling Centers of America, Inc. (the “Company”) to be held on Thursday, May 5, 2005, beginning at 3:30 p.m., at the corporate offices of the Company, located at 7400 Excelsior Boulevard, Minneapolis, Minnesota 55426.  The enclosed proxy is solicited on behalf of the Board of Directors of the Company for use at the 2005 annual meeting of shareholders and any adjournment or postponement of the meeting.  The approximate date on which this proxy statement and form of proxy will first be sent or given to shareholders is April 1, 2005.

ABOUT THE MEETING

What is the purpose of the annual meeting?

At the Company’s annual meeting, shareholders will act upon the matters described in the accompanying notice of annual meeting of shareholders.  This includes the election of three directors.  In addition, the Company’s management will report on the performance of the Company during the 2004 Fiscal Year and respond to questions from shareholders.

Who is entitled to vote?

Only shareholders of record of outstanding common stock of the Company at the close of business on the record date, March 18, 2005, are entitled to receive notice of and to vote at the meeting, or any postponement or adjournment of the meeting.  Each outstanding share of common stock entitles its holder to cast one vote on each matter to be voted upon.

Who can attend the meeting?

All shareholders as of the record date, or their duly appointed proxies, may attend the meeting.

What constitutes a quorum?

The presence at the meeting, in person or by proxy, of the holders of a majority of the shares of the common stock of the Company outstanding on the record date will constitute a quorum.  A quorum is required for business to be conducted at the meeting.  As of the record date, 4,161,277 shares of common stock of the Company were outstanding.  If you submit a properly executed proxy card or vote your proxy by using the internet voting service, even if you abstain from voting, then you will be considered part of the quorum.  However, abstentions are not counted in the tally of votes FOR or AGAINST a proposal.  A WITHHELD vote is the same as an abstention.

How do I vote?

Sign and date each proxy card you receive and return it in the prepaid envelope or vote using our internet voting service.  If you return your signed proxy card or vote using our internet voting service but do not mark the boxes showing how you wish to vote, your shares will be voted FOR all directors in Proposal 1.

Can I change my vote after I return my proxy card or my internet vote?

Yes.  Even after you have submitted your proxy or voted by internet, you may change your vote at any time before the proxy is exercised at the meeting.  You may change it by:

1)     Returning a later-dated signed proxy card or re-accessing the internet voting site listed on your proxy card;

2)     Delivering a written notice of revocation to the Company’s Secretary at the Company’s principal executive office at 7400 Excelsior Boulevard, Minneapolis, Minnesota 55426; or

3)     Attending the meeting and voting in person at the meeting (although attendance at the meeting without voting at the meeting will not, in and of itself, constitute a revocation of your proxy).

What are the Board’s recommendations?

The Board’s recommendations are set forth after the description of the proposal in this proxy statement.  In summary, the Board recommends a vote:

•      FOR the election of each of the nominated directors (see Proposal 1 on page 5).

Unless you give other instructions on your proxy card or your internet vote, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of the Board.

With respect to any other matter that properly comes before the meeting, the proxy holders will vote as recommended by the Board or, if no recommendation is given, in their own discretion.

What vote is required to approve each Proposal?

For Proposal 1, the election of directors, each shareholder will be entitled to vote for three nominees and the three nominees with the greatest number of votes will be elected.

With respect to any other matter that properly comes before the meeting, the affirmative vote of the holders of a majority of the shares of common stock represented in person or by proxy and entitled to vote on the proposal will be required for approval.  A properly executed proxy marked “ABSTAIN” with respect to any proposal will not be voted, although it will be counted for purposes of determining whether there is a quorum.  Accordingly, an abstention will have the effect of a negative vote.

If you hold your shares in “street name” through a broker or other nominee, your broker or nominee may not be permitted to exercise voting discretion with respect to the proposal to be acted upon.  Thus, if you do not give your broker or nominee specific instructions, your shares may not be voted on the proposal and will not be counted in determining the number of shares necessary for approval of the proposal.  Shares represented by such “broker non-votes” will, however, be counted in determining whether there is a quorum.

Who will count the vote?

An Inspector of Elections will be appointed for the annual meeting and will work with a representative of Wells Fargo Shareowner Services, our independent stock transfer agent, to count the votes.

What does it mean if I receive more than one proxy card?

If your shares are registered differently and are in more than one account, you will receive more than one proxy card.  To ensure that all your shares are voted, sign and return all proxy cards or use the internet voting service for each proxy card.  We encourage you to have all accounts registered in the same name and address (whenever possible).  You can accomplish this by contacting our stock transfer agent, Wells Fargo Shareowner Services, at 1-800-468-9716.

How will voting on any other business be conducted?

Although we do not know of any business to be considered at the 2005 annual meeting other than the proposal described in this proxy statement, if any other business is presented at the annual meeting, your proxy gives authority to Edward R. Cameron and Denis E. Grande to vote on such matters at their discretion.

When are shareholder proposals for the 2006 annual meeting of shareholders due?

To be considered for inclusion in the Company’s proxy statement for the 2006 annual meeting, shareholder proposals must be received at the Company’s offices no later than December 2, 2005.  Proposals must be in compliance with Rule 14a-8 under the Securities Exchange Act of 1934, and must be submitted in writing and delivered or mailed to the Company’s Secretary, at Appliance Recycling Centers of America, Inc., 7400 Excelsior Boulevard, Minneapolis, Minnesota 55426.

Under Rule 14a-4(c)(1), any shareholder who wishes to have a proposal considered at the 2006 annual meeting of shareholders, but not submitted for inclusion in the Company’s proxy statement, must set forth such proposal in writing and file it with the Secretary of the Company no later than February 15, 2006.  Failure to notify the Company by that date would allow the Company’s proxy holders to use their discretionary voting authority (to vote for or against the proposal) when the proposal is raised at the annual meeting without any discussion of the matter being included in the Company’s proxy statement.

Who pays for the cost of this proxy solicitation?

The expense of the solicitation of proxies for this annual meeting, including the cost of mailing, has been or will be borne by the Company.  Arrangements will be made with brokerage houses and other custodian nominees and fiduciaries to send proxies and proxy materials to their principals and the Company will reimburse them for their expense in so doing.  In addition to solicitation by mail, proxies may be solicited by telephone, telegraph or personally by certain of the Company’s directors, officers and regular employees, without additional compensation.  No proxy solicitors have been hired in connection with the annual meeting.

COMMON STOCK OWNERSHIP

Beneficial Ownership of Common Stock

The following table sets forth as of March 18, 2005 the beneficial ownership (which includes shares which may be acquired in the next 60 days through options or warrants) of common stock by each of the Company’s directors, including director nominees, each of the executive officers named in the Summary Compensation Table on page 13, and all directors and executive officers of the Company as a group, as well as information about beneficial owners of 5% or more of the Company’s common stock.  Unless otherwise noted, each person or group identified has sole voting and investment power with respect to the shares shown.

Beneficial Owner	Position with Company	Number of Shares Beneficially Owned (1)		Percent of Outstanding (2)

Directors and executive officers:
Edward R. Cameron 7400 Excelsior Blvd. Minneapolis, MN 55426	Chairman of the Board, President and Chief Executive Officer	452,689	(3)	10.5%
Duane S. Carlson	Director	46,875	(4)	1.1%
Harry W. Spell	Director	42,500	(4)	1.0%
All officers and directors as a group (5 persons)		556,713	(4)	12.6%

Other 5% shareholders:
Perkins Capital Mgmt. Inc. 730 East Lake Street Wayzata, MN 55391		778,525	(5)	18.7%
Medallion Capital Inc. 3000 West County Rd. 42, Suite 301 Burnsville, MN 55337		632,000		15.2%

(1)     Unless otherwise noted, each person or group identified possesses sole voting and investment power with respect to such shares.

(2)     Applicable percentage of ownership is based on 4,161,277 shares of common stock outstanding as of March 18, 2005 plus, for each shareholder, all shares that such shareholder could purchase within 60 days upon the exercise of existing stock options.

(3)     Includes 150,000 shares, which could be purchased within 60 days upon the exercise of existing stock options.  These options were granted to Mr. Cameron under the Company’s stock option plan in May 2000 in consideration of his performance for the Company.

(4)     Includes shares which could be purchased within 60 days upon the exercise of existing stock options or warrants, as follows:  Mr. Carlson, 42,500 shares; Mr. Spell, 42,500 shares; and all directors and named executive officers as a group, 248,000 shares.

(5)     According to a Schedule 13G filed February 10, 2005, Perkins Capital Management, Inc. (“Perkins Capital”) beneficially owned 778,525 shares of common stock as a result of serving as investment advisor to various clients.  Perkins Capital has sole dispositive power as to all 778,525 shares and sole voting power as to 696,050 shares.

Section 16(a) Beneficial Ownership Reporting Compliance

The Company’s directors, its executive officers and any persons holding more than 10% of outstanding common stock are required to file reports concerning their initial ownership of common stock and any subsequent changes in that ownership.  Except as follows, the Company believes that the filing requirements for the last fiscal year were satisfied:  Medallion Capital, Inc., holder of 632,000 shares of common stock, has not made filings with the SEC to the Company’s knowledge.

In making the above disclosure, the Company has relied on the written representations of its directors, executive officers and beneficial owners of more than 10% of common stock and copies of the reports that they have filed with the Securities and Exchange Commission.

PROPOSAL ONE — ELECTION OF DIRECTORS

General Information

The property, affairs and business of the Company are managed under the direction of the Board of Directors.  A board of three directors is to be elected at the meeting.  Unless otherwise instructed, the proxy holders will vote the proxies received by them for management’s three nominees named below.  The term of office for each person elected as a director will continue until the next annual meeting of shareholders and until a successor has been elected and qualified, or until such director is removed or resigns.

All of the nominees named below are presently directors of the Company and have served continuously since the year indicated.  All nominees have indicated a willingness to serve if elected.  The Company knows of no arrangements or understandings between a nominee and any other person pursuant to which the nominee has been selected as a director.

All shares represented by proxies which have been properly executed and returned or properly voted using the internet voting service will be voted for the election of all of the nominees named below, unless other instructions are indicated thereon.  In the event any one or more of such nominees should for any reason not be able to serve as a director, the proxies will be voted for such other person or persons as may be designated by the Board.

The Board recommends a vote FOR all of the nominees.

Nominees

The names of the nominees, all of whom are currently serving as directors of the Company, are set forth in the table below.  Following the table is certain information for at least the last five years regarding each nominee.  There are no family relationships between any of the nominees, directors or executive officers of the Company.

Name	Position with Company	Director Since	Age
Edward R. Cameron	Chairman of the Board, Director, President and Chief Executive Officer	1976	64
Duane S. Carlson	Director	1990	69
Harry W. Spell	Director	1991	81

Edward R. Cameron is the founder and has been the President of the Company since its inception in 1976.  He has been a director and Chairman of the Board of the Company since 1989 and prior to 1989 was a director of a predecessor of the Company.  Prior to founding the Company, Mr. Cameron served as a district product manager and an account manager for Burroughs Corporation (a predecessor of Unisys Corporation) and served in executive positions for several small businesses.  Mr. Cameron has a bachelor of science degree in business administration from Montana State University.

Duane S. Carlson has been a director of the Company since 1990.  Mr. Carlson is currently a self-employed business consultant, as he was from 1988 to 1991.  From 1991 to 1997, Mr. Carlson was executive vice president and chief financial officer of NetStar, Inc., a company engaged in the development, manufacturing and marketing of high-speed computer communications equipment.  He was a founder of NetStar, Inc. and was a member of its board of directors.  NetStar, Inc. became a wholly-owned subsidiary of Ascend Communications, Inc. on August 15, 1996 and is now part of Lucent Technologies, which acquired Ascend.  He was a founder of Lee Data Corporation and from 1979 to 1988 was employed by Lee Data Corporation (which became Carleton Corporation and is now part of Oracle, Inc.) in various capacities, most recently as chief financial officer and executive vice president, and was also a member of the board of directors.  Mr. Carlson also currently serves as a director of several privately held companies.

Harry W. Spell has been a director of the Company since 1991.  Mr. Spell has been retired since 1988.  From 1949 to 1988, he was employed in various capacities by Xcel Energy (formerly Northern States Power Company), most recently as senior vice president-finance and chief financial officer.  Mr. Spell serves as chairman of the board of directors and a member of the executive committee for PW Eagle, Inc. and Chairman of Spell Capital Partners, LLC, a private equity and buyout firm.

Actions and Committees of the Board of Directors

In 2004, the Board of Directors met five times.  The Board of Directors has two standing committees, the Audit Committee and the Compensation and Benefits Committee.  In 2004, the Audit Committee met five times and the Compensation and Benefits Committee met two times.  The full Board serves as a nominating committee, and met once in that capacity in 2004.  The Board currently has no other standing committees and has no current plans to establish additional committees.  All of the directors attended at least 75% of the total number of meetings of the Board of Directors and of the committees on which the director served.

Report of the 2004 Audit Committee

The Audit Committee is responsible for relations with the Company’s independent auditors, for review of internal auditing functions (whether formal or informal) and internal controls, and for review of financial reporting policies to assure full disclosure of financial condition.  The Audit Committee adopted, and the Board of Directors approved, a written charter for the Audit Committee which was attached as an appendix to the Company’s 2004 proxy statement.  The Company’s non-employee directors serve on the Audit Committee.  For 2004, Duane S. Carlson (Chairman) and Harry W. Spell served as such committee and are also expected to serve for 2005.  The members of the Audit Committee are all “independent” directors, as that term is defined in Rule 4200(a)(15) of the NASD listing standards.  Duane Carlson is the audit committee financial expert, as that term is defined in the Sarbanes-Oxley Act of 2002 (“SOX”) or any rules or regulations promulgated under SOX.  All of the Company’s financial experts are also independent as defined under SOX or any rules or regulations promulgated thereunder.

The Audit Committee reviewed the audited financial statements in the Annual Report with management, including a discussion of the reasonableness of significant judgments and accounting principles.

The Audit Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with standards of the Public Company Accounting Oversight Board (United States), their judgments as to the Company’s accounting principles and such other matters as are required to be discussed with the committee under standards of the Public Company Accounting Oversight Board (United States).  In addition, the Audit Committee has discussed with the independent auditors the auditor’s independence from management and the Company, including the matters in the written disclosures required by the Independence Standards Board.

The Audit Committee discussed with the Company’s independent auditors the overall scope and plans for their audit.  The committee meets with the independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting. The committee held five meetings during fiscal 2004, one with the independent auditors and four without the auditors present.  In addition, at the end of each quarter the chairman of the Audit Committee discussed with the independent auditors their findings and procedures relative to the auditor’s quarterly reviews.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended January 1, 2005 for filing with the Securities and Exchange Commission.

March 7, 2005

The 2004 Audit Committee

Duane S. Carlson
Harry W. Spell

The information set forth above in the Audit Committee Report is not to be considered “filed” with the SEC for any purpose or “incorporated by reference” into any Securities Act or Exchange Act document of the Company for any purpose.

Independent Registered Public Accounting Firm

McGladrey & Pullen, LLP, independent certified public accountants, served as the independent auditors for the Company for fiscal 2003 and 2004.  The Audit Committee is in the process of obtaining and reviewing audit proposals and therefore has not selected independent auditors for fiscal 2005.  A representative of McGladrey & Pullen, LLP is expected to be present at the annual meeting, will have an opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions.

Fees Paid to Auditors by the Company During Most Recent Fiscal Years

During the period covering the fiscal years ended January 1, 2005 and January 3, 2004, McGladrey & Pullen, LLP and RSM McGladrey, Inc. performed the following professional services:

Description	January 1, 2005	January 3, 2004
Audit fees (1)	$110,700	$73,400
Audit-related fees (2)	$7,000	$12,500
Tax fees (3)	$35,000	$23,900
All other fees	—	—

(1)            Audit fees consist of fees for professional services rendered in connection with the audit of the Company’s year-end financial statements, quarterly reviews of financial statements included in the Company’s quarterly reports, services rendered relative to regulatory filings, and attendance at Audit Committee meetings.

(2)            Audit-related fees are fees principally for professional services rendered for the audit of the Company’s 401(k) employee benefit plan and technical accounting consulting and research.

(3)            Tax fees consist of compliance fees for the preparation of income tax returns and preparation of refund claims, tax estimates and extensions.  Tax fees in 2004 also included tax consulting related to a carryback claim and a change in accounting method and in 2003 included tax consulting related to an IRS examination of the Company.

The Audit Committee of the Board of Directors has considered whether the provision of the services described above was and is compatible with maintaining the independence of McGladrey & Pullen, LLP.

The Audit Committee pre-approves all audit and permissible non-audit services provided by the independent auditors.  All the fees for fiscal 2003 and 2004 were approved by the Audit Committee.

Board Practice Related to Nominations of Directors

The Board as a whole performs functions equivalent to that of a nominating committee.  In that capacity, the Board has no charter.  Duane Carlson and Harry Spell are “independent” directors, as that term is defined in Rule 4200(a)(15) of the NASD listing standards.

The Board will consider director candidates recommended by shareholders.  The criteria applied by the Board in the selection of director candidates is the same whether the candidate was recommended by a Board member, an executive officer, a shareholder, or a third party, and accordingly, the Board has not deemed it necessary to adopt a formal policy regarding consideration of candidates recommended by shareholders.  Shareholders wishing to recommend candidates for Board membership should submit the recommendations in writing to the Secretary of the Company.

The Board identifies director candidates primarily by considering recommendations made by directors, management, and shareholders.  The Board also has the authority to retain third parties to identify and evaluate director candidates and to approve any associated fees or expenses.  The Board did not retain any such third party with respect to the director candidates described in this Proxy Statement. Board candidates are evaluated on the basis of a number of factors, including the candidate’s background, skills, judgment, diversity, experience with companies of comparable complexity and size, the interplay of the candidate’s experience with the experience of other Board members, the candidate’s independence or lack of independence, and the candidate’s qualifications for committee membership.  The Board does not assign any particular weighting or priority to any of these factors, and considers each director candidate in the context of the current needs of the Board as a whole.  Director candidates recommended by shareholders are evaluated in the same manner as candidates recommended by other persons.

Report of the 2004 Compensation and Benefits Committee

The Compensation and Benefits Committee of the Board of Directors (the “Compensation Committee”) is composed entirely of non-employee directors.  For 2004, Duane S. Carlson and Harry W. Spell (Chairman) served on such committee and are also expected to serve for 2005.  The Compensation Committee is responsible for review and approval of officer salaries and other compensation and benefit programs and determination of officer bonuses.  The Compensation Committee also administers the Company’s 1989 Stock Option Plan and either the Compensation Committee or the entire Board may administer and make grants under the Company’s 1997 Stock Option Plan.

Annual compensation for the Company’s executive officers, other than the President, is recommended by the President and approved by the Compensation Committee.  The individual salary recommendations may vary based on the President’s perception of the value of that position to the Company, the executive’s individual performance and the President’s views as to comparative compensation for like positions at other companies.  The annual compensation for the President is recommended by the Compensation Committee and approved by the Board of Directors.

The Company believes that compensation of the Company’s key executives should be sufficient to attract and retain highly-qualified personnel and should also provide meaningful incentives for superior performance.  The Company seeks to reward achievement of long-term and short-term performance goals, including the development of new customers, increasing sales volume, meeting or exceeding financial targets and other factors.

Compensation of the Company’s executives generally consists of a base salary, a cash bonus and long-term incentive compensation in the form of stock options.  The Company does not utilize a formulaic approach to executive base compensation.  In principle, the Company’s executive compensation approach is to place each officer’s base salary in the midrange of executive compensation levels for companies of a similar size.  The Company currently provides no retirement benefits to its executive officers except for the 401(k) Plan.

The amount of any bonus awarded under the Company’s bonus plan for all officers is based on the successful and timely achievement of Company goals, including financial performance and positioning for future results.

Salaries for certain officers of the Company were increased by 15.9% for 2004.  Bonuses of approximately 3.75% of annual base salary were granted to officers for 2004, payable in March 2005.  General managers receive a bonus based on a formula, which considers both profit at their center and individual merit.  Bonuses of between 4.3% and 15% of annual base salary were granted to general managers for 2004, payable in March 2005.

Stock options are awarded to provide incentives to the officers to promote improved long-term performance of the Company.  Option grants for all officers other than the President are recommended by the President.  There were no options granted in 2004.

The compensation for Edward R. Cameron, the Company’s President and Chief Executive Officer, is determined by using a process and philosophy similar to that used for all other officers.  The Compensation Committee considers its members’ views as to comparative compensation for like positions at other companies together with its own assessment of Mr. Cameron’s performance and contributions to the Company, recommending a salary, bonus and stock options for the Board of Directors’ approval.  There is no specific formulaic tie between the Company’s goals and performance and the Compensation Committee’s recommendation; instead, the Compensation Committee’s judgment and discretion is used in its recommendations to the Board of Directors.

The Compensation Committee has reviewed the provisions of Internal Revenue Code Section 162(m) relating to the deductibility of annual executive compensation in excess of $1,000,000.  The Compensation Committee currently does not have a policy with respect to Section 162(m) because it is unlikely that such limit will apply to compensation paid by the Company to any of the Company’s executive officers in the near future.

March 21, 2005

The 2004 Compensation and Benefits Committee

Duane S. Carlson
Harry W. Spell

Compensation of Directors

The Company will have three directors in 2005, one of whom (Mr. Cameron) is an executive officer of the Company and does not receive any additional compensation for serving as a director of the Company.  Non-employee directors of the Company receive an annual fee of $15,000 for their service as directors, as well as stock options under the Restated 1997 Stock Option Plan.  The Chairman of the Audit Committee receives an additional annual fee of $3,000 and the Chairman of the Compensation and Benefits Committee receives an additional annual fee of $1,500.

Board Contact Information

If you would like to contact the Board or any committee of the Board, you can send an email to board@arcainc.com, or write to the Company, c/o Secretary, 7400 Excelsior Boulevard, Minneapolis, MN 55426.  All communications will be compiled by the Secretary of the Company and submitted to the Board or the applicable committee or director on a periodic basis.

Information Concerning Officers and Key Employees Who Are Not Directors

Linda Koenig, 43, was promoted to the position of Chief Financial Officer in February 2005.  She had previously served as Vice President of Finance from March 2003 to February 2005, and as Controller from September 1999 to March 2003.  Ms. Koenig was General Accounting Manager for the Company from February 1996 to September 1999.  From August 1994 to February 1996, she was employed by WTC Industries as accounting manager.

Bruce J. Wall, 51, is the Vice President of Resource Efficiency Programs, a position he has held since October 2000.  Mr. Wall is responsible for expanding the scope of services offered to utility companies and developing programs to provide resource efficiency benefits.  Previously, Mr. Wall was employed by the Company as a National Account Manager from 1993 to 1997.  From 1997 until rejoining the Company in 2000, Mr. Wall worked for Northeast Energy Efficiency Partnerships, Inc., where he facilitated and managed groups to develop, implement and evaluate regional market transformation strategies.

Executive Compensation

The following table sets forth the cash and non-cash compensation earned by the Chief Executive Officer for each of the last three fiscal years.  No other officer of the Company received salary and bonus for any such year in excess of $100,000.

Summary Compensation Table

	Annual Compensation				Long-Term Compensation(1)
Name and Principal Position	Year	Salary ($)	Bonus ($)(2)	Other Annual Comp. ($)(3)	Securities Underlying Options (#)		All Other Comp. ($)
Edward R. Cameron	2004	$160,000	$—	$3,031	0	(2)	$0
Chairman of the Board, President	2003	160,000	25,000	2,942	0	(2)	0
and Chief Executive Officer	2002	160,000	48,000	2,220	0	(2)	0

(1)     The Company has no Long-Term Incentive Plan as defined by Item 402(a)(7)(iii) of SEC Regulation S-K.

(2)     The bonus for 2003 was paid in 2004.  The bonus for 2002 was paid in 2003.  No stock options were granted in 2004, 2003 or 2002 to Mr. Cameron.

(3)     Includes premiums on car insurance for each year.

Stock Options Granted and Exercised in Last Fiscal Year

The following table provides certain information with respect to stock options granted and exercised under the Company’s stock option plans in fiscal 2004 by the named executive officer and the value of such officer’s unexercised options at January 1, 2005.

Option Grants in Last Fiscal Year

Name	Number of Securities Underlying Options Granted(#)	% of Total Stock Options Granted to Employees in Fiscal Year	Exercise Price ($/Share)	Expiration Date

Edward R. Cameron	0	—	$0	—

Aggregated Option Exercises in Last Fiscal Year and FY-End Option Values

	Shares Acquired on	Value	Number of Securities Underlying Unexercised Options At FY-End(#)		Value of Unexercised In-the-Money Options At FY-End($)
Name	Exercise(#)	Realized($)	Exercisable	Unexercisable	Exercisable	Unexercisable

Edward R. Cameron	—	—	120,000	30,000	$288,000	$72,000

Stock Option Plans

The Company currently has two stock option plans:  The Restated 1997 Stock Option Plan (the “1997 Plan”) and the Restated 1989 Stock Option Plan (the “1989 Plan”).  No further shares may be granted under the 1989 Plan; however, options currently outstanding may remain exercisable until their individual termination or expiration date.

Under the 1989 Plan, there are currently outstanding and exercisable options to purchase an aggregate of 7,500 shares held by five employees of the Company.  The exercise price for these options under the 1989 Plan is $0.625 per share.

The 1997 Plan may be administered by the Compensation and Benefits Committee of the Board of Directors or the full Board of Directors acting as the Committee.

Under the 1997 Plan, as amended in March 2002, the Company has reserved an aggregate of 600,000 shares of its common stock for option grants under the plan.  As of March 1, 2005, options to purchase an aggregate of 205,000 shares had been granted to employees and were outstanding under the 1997 Plan, and options to purchase an aggregate of 138,000 shares had been granted to the Company’s non-employee directors.  Under the 1997 Plan, 17,250 options have been exercised.

Each option to a non-employee director becomes exercisable six months after the date of grant, provides for the forfeiture of any nonexercisable portion if an optionee ceases to be a director for certain reasons, provides that the exercisable portion may be exercised for a period of 10 years from the date of grant, and expires on the tenth anniversary of the date of grant.  The exercise price of an option is the fair market value of the common stock on the date the option is granted.

Employees of the Company, including employee directors, are eligible to receive awards of options to purchase common stock pursuant to the 1997 Plan.  The Committee has the discretion to select eligible employees to whom awards will be granted and establish the type, price, amount, size and terms of awards, subject in all cases to the provisions of the 1997 Plan and the applicable provisions of the Internal Revenue Code.

The exercise price of an incentive stock option cannot be less than 100% of the fair market value of the common stock on the date the option is granted, except that if the optionee owns 10% or more of the voting rights of all of the Company’s stock (“10% Holder”), the exercise price of an incentive stock option cannot be less than 110% of the fair market value of the common stock on the date the option is granted.

Options granted to employees cannot be exercised prior to a set period after their date of grant, which cannot be less than one year during which time the optionee must remain employed by the Company.  Each option specifies the expiration date, which may not exceed 10 years from the date the option is granted, provided, however, that if the optionee is a 10% Holder, the exercise period with respect to incentive stock options may not exceed five years.

Unless otherwise specifically provided in an optionee’s agreement, options cannot be exercised prior to the first anniversary of the date of grant and provide for the forfeiture of any nonexercisable portion if an optionee ceases to be an employee of the Company for any reason and that the exercisable portion may be exercised for a period of three months after termination (or one year in the case of death, disability or normal retirement).

Certain Relationships and Transactions

Private Placement of Stock.   In December 2004, the Company completed a private placement of 1,150,000 shares of common stock at $3.00 per share.  Clients of Perkins Capital Management, Inc. (which currently controls approximately 18.7% of the common stock of the Company) purchased 150,000 shares.  Pursuant to the terms of the private placement, the Company has filed a registration statement with the Securities and Exchange Commission relating to the resale of the shares by the investors.

Warrants.  In connection with a loan in September 1998, Medallion Capital received a warrant to purchase 700,000 shares of common stock and the right to designate a non-voting attendee at all Board meetings.  The exercise price of the warrant is $0.60 per share.  The warrant was exercised in 2004 resulting in the issuance of 532,000 shares of common stock.

Performance Graph

The following graph compares cumulative total shareholder returns on the Company’s common stock over the last five fiscal years with the Nasdaq Stock Market (U.S. Companies) Index and the revised Dow Jones Pollution Control Index, assuming an initial investment of $100 at the beginning of the period and the reinvestment of all dividends.

	AT YEAR END
	12/99	12/00	12/01	12/02	12/03	12/04
Appliance Recycling Centers of America, Inc.	$100.00	$111.11	$355.56	$173.33	$244.44	$408.89
NASDAQ Stock Market (U.S. Companies)	$100.00	$60.38	$47.84	$33.07	$49.45	$53.81
Dow Jones Pollution Control Index	$100.00	$140.51	$157.65	$123.83	$164.65	$170.32

The Company’s common stock is currently traded on the OTC Bulletin Board under the symbol ARCI.  It was previously traded on the Nasdaq SmallCap Market.  Effective September 8, 1998, the Company was delisted from the Nasdaq SmallCap Market for failure to meet continued listing requirements, specifically the net worth requirement.

The closing price of the Company’s common stock on March 18, 2005 was $3.25 per share.

OTHER MATTERS

At the date of this proxy statement the Company’s management knows of no other matters which may come before the annual meeting.  However, if any other matters properly come before the meeting, it is the intention of the persons named in the enclosed proxy form to vote such proxies received by the Company in accordance with their judgment on such matters.

A copy of the Company’s 2004 Annual Report to Shareholders is being mailed to you with this proxy statement.  The Annual Report includes, among other things, the consolidated balance sheet of the Company as of January 1, 2005 and January 3, 2004 and the related consolidated statements of operations, shareholders’ equity and cash flows for the three years ended January 1, 2005.  If you desire an additional copy of the Annual Report or a copy of our Form 10-K filed with the SEC, you may obtain one (excluding exhibits) without charge by addressing a request to Investor Relations, Appliance Recycling Centers of America, Inc., 7400 Excelsior Boulevard, Minneapolis, Minnesota 55426.  You may also access a copy of our Form 10-K on the SEC’s website at www.sec.gov.

By Order of the Board of Directors

Denis E. Grande, Secretary

April 1, 2005

COMPANY #

VOTE BY INTERNET — http://www.eproxy.com/arcl/ — QUICK *** EASY *** IMMEDIATE

•                  Use the Internet to vote your proxy 24 hours a day, 7 days a week, until 12:00 p.m. (CT) on May 4, 2005.

•                  Please have your proxy card and the last four digits of the U.S. Social Security Number available. Follow the instructions to obtain your records and create an electronic ballot.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we’ve provided or return it to Appliance Recycling Centers of America, Inc., c/o Shareowner Services™, P.O. Box 64873, St. Paul, MN 55164-0873.

Note: Your Internet vote authorizes the Named Proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

If you vote by Internet, please do not mail your Proxy Card.

 Please detach here

The Board of Directors Recommends a Vote FOR Proposal 1.

1. Election of the following	01 Edward R. Cameron	03 Harry W. Spell	☐	Vote FOR	☐	Vote WITHHELD
nominees as directors:	02 Duane S. Carlson			all nominees		from all nominees

(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)

In their discretion the Proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournment or postponement thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES FOR DIRECTOR ON PROPOSAL 1.

Address Change? Mark Box	☐	Date
Indicate changes below:

Signature(s) in Box
Please sign your name exactly as it appears at left. In the case of shares owned in joint tenancy or as tenants in common, all should sign. Fiduciaries should indicate their title and authority.

APPLIANCE RECYCLING CENTERS OF

AMERICA, INC.

PROXY SOLICITED BY BOARD OF DIRECTORS

For Annual Meeting of Shareholders

May 5, 2005

3:30 p.m.

APPLIANCE RECYCLING CENTERS OF AMERICA, INC.

7400 Excelsior Blvd.

Minneapolis, MN 55426

Appliance Recycling Centers of America, Inc.
7400 Excelsior Blvd., Minneapolis, MN 55426	proxy

The undersigned, revoking all prior proxies, hereby appoints Edward R. Cameron and Denis E. Grande, or either of them, as Proxy or Proxies, with full power of substitution and revocation, to vote all shares of stock of Appliance Recycling Centers of America, Inc. standing of record in the name of the undersigned at the close of business on March 18, 2005 at the Annual Meeting of Shareholders to be held on May 5, 2005, or at any adjournment or postponement of the meeting.

The undersigned hereby acknowledges receipt of the Notice of the Annual Meeting of Shareholders of Appliance Recycling Centers of America, Inc. and the proxy statement dated April 1, 2005 furnished with the Notice.

See reverse for voting instructions.